UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 21, 2014, Sunshine Heart, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), to create an at-the-market equity program under which the Company from time to time may issue and sell through Cowen, acting as agent and/or principal, shares of the Company’s common stock, $0.0001 par value per share, having an aggregate offering price of up to $40 million (the “Shares”).

Sales of the Shares, if any, under the Sales Agreement, may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through the Nasdaq Capital Market, or to or through a market maker.  If expressly authorized by the Company, Cowen may also sell the Shares in negotiated transactions.  The Company has no obligation to issue and sell any Shares through Cowen as contemplated by the Sales Agreement.  The Company and Cowen may at any time suspend the sale of Shares under the Sales Agreement or terminate the Sales Agreement, in each case upon written notice as provided in the Sales Agreement.

Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts to sell the Shares from time to time in accordance with the Company’s instructions.  The Company will pay Cowen a commission of up to 3.0% of the gross proceeds from the sale of Shares pursuant to the Sales Agreement.  In addition, the Company will pay the expenses incident to the performance of its obligations under the Sales Agreement, including without limitation the reasonable fees and disbursements of Cowen’s counsel in an aggregate amount not to exceed $50,000.  The Company has also agreed to indemnify and provide contribution to Cowen against certain liabilities, including liabilities under the Securities Act.

The description of the Sales Agreement above does not purport to be complete and is qualified in its entirety by the full text of the Sales Agreement (including any schedules and exhibits attached thereto) attached as Exhibit 10.1 hereto and incorporated herein by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2014.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.1

Sales Agreement, dated March 21, 2014, by and between Sunshine Heart, Inc. and Cowen and Company, LLC (incorporated herein by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3, filed with the SEC on March 21, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2014	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY S. MATHIESEN
	Name:	Jeffrey S. Mathiesen
	Title:	Chief Financial Officer

Exhibit List

Exhibit	Description
10.1

Sales Agreement, dated March 21, 2014, by and between Sunshine Heart, Inc. and Cowen and Company, LLC (incorporated herein by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3, filed with the SEC on March 21, 2014).